EXHIBIT 2

                            SHARE EXCHANGE AGREEMENT


                                  by and among


                                MAXI GROUP, INC.,
                                   as Acquiror


                          ENIGMA SOFTWARE GROUP, INC.,
                             as the acquired Company

                                       and


                               THE SHAREHOLDERS OF
                           ENIGMA SOFTWARE GROUP, INC.
                                Identified herein


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                            SHARE EXCHANGE AGREEMENT


     SHARE EXCHANGE AGREEMENT (this "Agreement"), dated December 29, 2004, by and among MAXI GROUP, INC., a Nevada corporation (hereinafter referred to as "MAXI"), ENIGMA SOFTWARE GROUP, INC., a Delaware corporation (hereinafter referred to as the "Company"), and all of the shareholders of the Company who are each identified in Exhibit A hereto (hereinafter referred to as the "Shareholders").

                                    RECITALS:

     A. The Shareholders own the issued and outstanding shares of the capital stock of the Company, (the "ESG Stock") as set forth on Exhibit A hereto.

     B. MAXI is willing to acquire the ESG Stock, making the Company a subsidiary of MAXI, and the Shareholders desire to exchange all of their shares of the Company's capital stock for shares of MAXI's authorized but unissued Common Stock as hereinafter provided.

     C. It is the intention of the parties hereto that: (i) MAXI shall acquire all of the issued and outstanding capital stock of the Company in exchange solely for the issuance in the aggregate of 14,158,953 shares of MAXI's authorized but unissued Common Stock, which shall represent approximately 90.6% of the fully diluted ownership interests of MAXI, on the terms set forth below (the "Exchange"); (ii) the Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended, and related sections thereunder; and (iii) the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the "Act") and under the applicable securities laws of the state or jurisdiction where the Shareholders reside.

     NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   EXCHANGE OF SHARES

     1.1 Exchange of Shares. MAXI and the Shareholders hereby agree that, on or before December 29, 2004, or as may otherwise be mutually agreed to by the parties hereto (the "Closing Date"), the Shareholders shall exchange their ESG Stock (the "Shares") for an aggregate of 14,158,953 shares of MAXI Common Stock, $0.001 par value, which shall represent approximately 90.6% of the fully diluted ownership interests of MAXI (the "MAXI Shares"), in the manner set forth in Exhibit A hereto, subject to the conditions set forth herein (the "Closing"). The number of shares of capital stock of the Company owned by the Shareholders and the number of MAXI Shares which each of the Shareholders will be entitled to receive in the Exchange is set forth in Exhibit A hereto.


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     1.2  Delivery of Shares. On the Closing Date, the Shareholders will deliver to MAXI the certificates representing the Shares, duly endorsed (or with executed stock powers) so as to make MAXI the sole owner thereof.
Simultaneously, MAXI will deliver certificates representing the MAXI Shares to the Shareholders.

     1.3 Exempt Offering Related Representations. The Shareholders individually, and not collectively, represent and warrant as follows:

          (a) The Shareholder is able to bear the economic risk of an investment in the MAXI Shares for an indefinite period of time, can afford the loss of the entire investment in the MAXI Shares, and will, after making an investment in the MAXI Shares, have sufficient means of providing for the Shareholder's current needs and possible future contingencies. Additionally, the Shareholder's overall commitment to investments that are not readily marketable is not disproportionate to the Shareholder's net worth and the share exchange described in this Agreement will not cause such overall commitment to become excessive.

          (b) The MAXI Shares will not be sold by the Shareholder without registration under applicable securities acts or a proper exemption from such registration.

          (c) The MAXI Shares are being acquired for the Shareholder's own account and risk, for investment purposes, and not on behalf of any other person or with a view to, or for resale in connection with, any distribution thereof within the meaning of the Act. The Shareholder is aware that there are substantial restrictions on the transferability of the MAXI Shares.

          (d) The Shareholder has had access to any and all information concerning MAXI that the Shareholder and the Shareholder's financial, tax and legal advisors required or considered necessary to make a proper evaluation of this investment. Specifically, the Shareholder has had access to MAXI's Form 10-KSB for the year ending December 31, 2003 and the Forms 10-QSB for the periods ending March 31, 2004, June 30, 2004 and September 30, 2004 (the "Securities Filings"). In making the decisions relating hereto, the Shareholder and his or her advisers have relied solely upon their own independent investigations, the Securities Filings and this Agreement. The Shareholder fully understands that there are no guarantees, assurances or promises in connection with any investment hereunder and understands that the particular tax consequences arising from an investment in MAXI will depend upon the individual circumstances of the Shareholder. The Shareholder further understands that no opinion is being given as to any securities or tax matters involving the transactions contemplated by this Agreement.

          (e) The Shareholder understands and agrees that stop transfer instructions relating to the MAXI Shares will be placed in MAXI's stock transfer ledger, and that the certificates representing the shares constituting the MAXI Shares shall bear legends in substantially the following form:


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


          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

          (f) The Shareholder knows that the MAXI Shares are offered and sold pursuant to exemptions from registration under the Act, and state securities law based, in part, on these warranties and representations, which are the very essence of this Agreement, and constitute a material part of the bargained-for consideration without which this Agreement would not have been executed.

          (g) The Shareholder has the capacity to protect the Shareholder's own interest in connection with this transaction.

          (h) The MAXI Shares offered hereby were not offered to the Shareholder by way of general solicitation or general advertising and at no time was the Shareholder presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

          (i) The Shareholder is experienced in evaluating and investing in companies such as MAXI, and has such knowledge and experience in evaluating the merits and risks of its investment, and has the ability to bear the economic risk of the loss of its entire investment.

2.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJOR SHAREHOLDERS

     The Company and Colorado Stark ("Stark") and Alvin Estevez ("Estevez" and together with Stark, collectively, the "Major Shareholders") hereby jointly, but not severally, represent and warrant that, the statements contained in this Section ?2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 2), except as set forth in the disclosure schedule attached hereto as Exhibit B hereto (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 2.

     2.1 Organization and Good Standing; Issuance of Shares. The Company is a corporation duly organized, validly existing and in good standing under the laws


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of the State of Delaware, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted. The Company does not have any subsidiaries.

     2.2 Authority to Execute and Perform Agreements. The Company and the Major Shareholders each have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered and is the valid and legally binding obligation of the Company and each of the Major Shareholders, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Company and each of the Major Shareholders of this Agreement, in accordance with its respective terms and conditions will not:

          (i) require the approval or consent of any governmental or regulatory body;

          (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Company, or any instrument, contract or other agreement to which the Company is a party or by or to which it is bound or subject; or

          (iii) result in the creation of any lien or other encumbrance on the assets or properties of the Company.

     2.3 Ownership of Shares. The Shareholders are the owners of record and beneficially of the ESG Stock, all of which Shares are free and clear of all rights, claims, liens and encumbrances, and have not been sold, pledged, assigned or otherwise transferred except pursuant to this Agreement.

     2.4 Financial Statements, Books and Records. There has been previously delivered to MAXI the (i) audited balance sheets of the Company as at December 31, 2003 and (ii) reviewed balance sheet as of September 30, 2004 and the related statements of operations and retained earnings and cash flows for the nine months ended September 30, 2004 and 2003 (collectively, the "Financial Statements"). The Financial Statements are true and accurate and fairly represent the financial position of the Company as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that in the case of (ii) of this Section 2.4, the Company's reporting of revenue and deferred revenue is inconsistent with generally accepted accounting


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principles, as the Company's accounting policy of revenue recognition is not reflected therein.

     2.5 No Material Adverse Changes. Since the date of the Financial Statements there has not been:

          (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of the Company;

          (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of the Company, whether or not covered by insurance;

          (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of the Company's capital stock;

          (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by the Company of any properties or assets; or

          (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     2.6 Taxes. The Company has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

     2.7 Compliance with Laws. The Company has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of the Company.

     2.8 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

          (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company;

          (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;


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          (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company, or upon the properties or business of the Company; or

          (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a materially adverse effect on the business or operations of the Company.

     2.9 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against the Company or any of its properties or assets.

     2.10 Brokers or Finders. Except as set forth in the Disclosure Schedule, no broker's or finder's fee will be payable by the Company in connection with the transactions contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by the Company or the Shareholders, other than the fee payable to Jesup and Lamont Securities Corp.

     2.11 Liabilities. The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as "Liabilities"), which were not fully, fairly and adequately reflected in the Financial Statements or in the Disclosure Schedule.

     2.12 Operations of the Company. Except as set forth in the Disclosure Schedule, since the date of the Financial Statements and through the Closing Date, the Company has not and will not have:

          (i)  incurred any indebtedness for borrowed money;

          (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

          (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

          (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

          (v) disposed of any assets of the Company except in the ordinary course of business;


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          (vi) increased, terminated amended or otherwise modified any plan for the benefit of employees of the Company;

          (vii) issued any equity securities or rights to acquire such equity securities; or

          (viii) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

     2.13 Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of common stock of which 14,158,953 shares are presently issued and outstanding.

     2.14 Full Disclosure. No representation or warranty by the Company or any of the Major Shareholders in this Agreement will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of the Company.

     2.15 Representations and Warranties of the Company on the Closing Date. The representations and warranties of the Company and each of the Major Shareholders contained in this Section 2 shall be true and complete on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

3.   REPRESENTATIONS AND WARRANTIES OF MAXI

     MAXI hereby represents and warrants that, the statements contained in this ?Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the Disclosure Schedule attached as Exhibit B hereto. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     3.1 Organization and Good Standing. MAXI is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased, or operated and such business is now conducted. As of the Closing Date, the authorized capital stock of MAXI will consist of 100,000,000 shares, of which, 100,000,000 shares are designated as Common Stock, of which 1,520,009 shares will be issued and outstanding immediately prior to the Closing and of which no shares are designated as Preferred Stock. There are currently no, and as of and at the Closing, there will be no, options, warrants or other securities convertible into MAXI Common Stock or shares of preferred stock of MAXI issued. MAXI is duly licensed or qualified and in good standing as a foreign entity in such states where the character of the properties owned by MAXI or the nature of the


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business transacted by it make such license or qualification necessary. MAXI does not have any subsidiaries.

     3.2 The MAXI Shares. The MAXI Shares to be issued to the Shareholders have been or will have been duly authorized for issuance by all requisite corporate and stockholder action required under the General Corporation Law of the State of Nevada and no other corporate or shareholder action is required to authorize the MAXI Shares for issuance and, when so issued in accordance with the terms of this Agreement, the MAXI Shares will be validly issued, fully paid and non-assessable.

     3.3 Authority to Execute and Perform Agreements. MAXI has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder. This Agreement has been duly executed and delivered and is the valid and legally binding obligation of MAXI enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by MAXI of this Agreement, in accordance with its respective terms and conditions will not:

          (i) require the approval or consent of any governmental or regulatory body, the stockholders of MAXI, or the approval or consent of any other person;

          (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to MAXI, or any instrument, contract or other agreement to which MAXI is a party or by or to which it is bound or subject; or

          (iii) result in the creation of any lien or other encumbrance on the assets or properties of MAXI.

     3.4 Financial Statements; Books and Records. There has been previously delivered to the Company, the balance sheet of MAXI as at (i) December 31, 2003 (audited) and (ii) September 30, 2004 (unaudited) and the related audited statements of operations and cash flows for the periods then ended (collectively, the "MAXI Financial Statements"). The MAXI Financial Statements are true and accurate and fairly represent the financial position of MAXI as at such dates and the results of its operations for the periods then ended, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the September 30, 2004 financial statements do not contain the notes required by GAAP.


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     3.5  No Material Adverse Changes. Since the date of the MAXI Financial
Statements, and except as otherwise disclosed in the Disclosure Schedule or in MAXI's reports or filings made under the Securities Exchange Act of 1934, there has not been:

          (i) any material adverse change in the assets, operations, condition (financial or otherwise) or prospective business of MAXI;

          (ii) any damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of MAXI, whether or not covered by insurance;

          (iii) any declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of MAXI's capital stock;

          (iv) any sale of an asset (other than in the ordinary course of business) or any mortgage or pledge by MAXI of any properties or assets; or

          (v) adoption of any pension, profit sharing, retirement, stock bonus, stock option or similar plan or arrangement.

     3.6 Taxes. MAXI has prepared and filed all appropriate federal, state and local tax returns for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it or has made adequate provision for the payment thereof.

     3.7 Compliance with Laws. MAXI has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to their businesses, including Federal and State securities laws, which, if not complied with, would materially and adversely affect the business of MAXI or the trading market for the shares of MAXI's Common Stock.

     3.8 No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

          (i) violate any provision of the Certificate of Incorporation or By-Laws of MAXI;

          (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which MAXI is a party or by or to which it or any of its assets or properties may be bound or subject;

          (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, MAXI or upon the properties or business of MAXI; or


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          (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein which could have a material adverse effect on the business or operations of MAXI.

     3.9 Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving MAXI. There is no action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving MAXI or any of its properties or assets.

     3.10 Brokers or Finders. Except as set forth in the Disclosure Schedule, no broker's or finder's fee will be payable by MAXI in connection with the transactions contemplated by this Agreement.

     3.11 Liabilities. MAXI does not have any direct or indirect Liabilities, which were not fully, fairly and adequately reflected in the MAXI Financial Statements. As of the Closing Date, MAXI will not have any Liabilities.

     3.12 Operations of MAXI. Except as set forth in the Disclosure Schedule, in MAXI's reports or filings made under the Securities Exchange Act of 1934 or as otherwise contemplated by this Agreement (including, but not limited to the proposed share dividend and stock cancellations), since the date of the MAXI Financial Statements and through the Closing Date hereof, MAXI has not and will not have:

          (i)  incurred any indebtedness for borrowed money;

          (ii) declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

          (iii) made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

          (iv) except in the ordinary course of business, incurred or assumed any indebtedness or liability (whether or not currently due and payable);

          (v) disposed of any assets of MAXI except in the ordinary course of business;

          (vi) increased, terminated amended or otherwise modified any plan for the benefit of employees of MAXI;

          (vii) issued any equity securities or rights to acquire such equity securities; or


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          (viii) except in the ordinary course of business, entered into or modified any contract, agreement or transaction.

     3.13 Real Estate. Except as set forth in the Disclosure Schedule, MAXI neither owns real property nor is a party to any leasehold agreement.

     3.14 Tangible Assets. MAXI neither owns or leases any machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures or other tangible property of MAXI (the "Tangible Assets").

     3.15 Delivery of Periodic Reports; Compliance with 1934 Act. MAXI has provided the Company and the Shareholders with all of its Periodic Reports filed with the Securities and Exchange Commission since January 1, 2004. MAXI has filed all required Periodic Reports and is in compliance with its reporting obligations under the Securities Exchange Act of 1934. All reports filed pursuant to such Act are complete and correct in all material respects. All material contracts relative to MAXI are included in the Periodic Reports.

     3.16 Full Disclosure. No representation or warranty by MAXI in this Agreement contains or will contain any untrue statement of a material fact or omit or will omit to state any fact necessary to make any statement herein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of MAXI.

     3.17 No-Shop. Except with respect to discussions, arrangements and agreements with the Company and its affiliates, since September 3, 2004, MAXI shall not have:

          (i)  solicited any offers to buy any securities MAXI;

          (ii) held discussions with any party looking toward such an offer or solicitation;

          (iii) entered into any agreement with any party looking toward such an offer or solicitation; or

          (iv) entered into any agreement with any party with respect to the sale of MAXI Common Stock or with respect to any merger, consolidation or similar transaction.

     3.18 Representations and Warranties on Closing Date. The representations and warranties contained in this Section 3 shall be true and complete on the Closing Date with the same force and effect as through such representations and warranties had been made on and as of the Closing Date.

4.   COVENANTS OF THE COMPANY AND THE MAJOR SHAREHOLDERS

     The Company and the Major Shareholders covenant to MAXI as follows:


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     4.1  Conduct of Business. From the date hereof through the Closing Date, the Major Shareholders and the Company shall cause the Company to conduct its business in the ordinary course and, without the prior written consent of MAXI, shall ensure that the Company does not undertake any of the actions specified in
Section 2.12 hereof.

     4.2 Preservation of Business. From the date hereof through the Closing Date, the Major Shareholders and the Company shall cause the Company to use its best efforts to preserve its business organization intact, keep available the services of its present employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

     4.3 Litigation. The Company shall promptly notify MAXI of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company or against any officer, director, employee, consultant, agent, shareholder or other representative with respect to the affairs of the Company.

     4.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, the Major Shareholders and the Company shall cause the Company to conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

          (i) promptly give notice to Mathew Evans ("Evans") of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

          (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

     4.5 Future Issuances. The Major Shareholders and the Company agree for the twelve month period following the Closing Date, not to cause, or permit, the issuance of options, warrants or other securities, convertible or exercisable into more than 1,800,000 shares of MAXI Common Stock, unless in connection with a financing or acquisition.

5.   COVENANTS OF MAXI

     MAXI covenants to the Company and the Shareholders as follows:

     5.1 Conduct of Business. From the date hereof through the Closing Date, MAXI shall conduct its business in the ordinary course and, without the prior written consent of the Company, shall not undertake any of the actions specified in Section 3.12 hereof.


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     5.2  Preservation of Business. From the date hereof through the Closing
Date, MAXI shall keep its business organization intact and use its best efforts to preserve MAXI's goodwill.

     5.3 Litigation. MAXI shall promptly notify the Company of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against MAXI or against any officer, director, employee, consultant, agent, or stockholder with respect to the affairs of MAXI.

     5.4 Continued Effectiveness of Representations and Warranties. From the date hereof through the Closing Date, MAXI shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Closing Date and as if made on and as of the Closing Date, and shall:

          (i) promptly give notice to the Company of any event, condition or circumstance occurring from the date hereof through the Closing Date which would render any of the representations or warranties materially untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

          (ii) supplement the information contained herein in order that the information contained herein is kept current, complete and accurate in all material respects.

6.   COVENANTS

     6.1 Corporate Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they have been entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

     6.2 Expenses. Each party hereto agrees to pay its own costs, fees and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

     6.3 Further Assurances. The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

     6.4 Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

          (i)  at the time of disclosure was public knowledge;

          (ii) after the time of disclosure becomes public knowledge (except due to the action of the receiving party or other party subject to similar confidentiality restrictions); or

          (iii) the receiving party had within its possession at the time of disclosure.

     6.5 Cancellation of Shares. Such number of shares of MAXI Common Stock shall be cancelled, so that, immediately prior to the Closing, there shall only be 1,520,009 shares of MAXI Common Stock issued and outstanding.

7.   CONDITIONS PRECEDENT TO THE OBLIGATION OF MAXI TO CLOSE

     The obligation of MAXI to enter into and complete the Closing is subject, at the option of MAXI, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by MAXI in writing.

     7.1 Representations and Covenants. The representations and warranties of the Company and the Shareholders contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Company and the Shareholders shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company and the Shareholders on or prior to the Closing Date. The Company and the Shareholders shall have delivered to MAXI, if requested, a certificate, dated the Closing Date, to the foregoing effect.

     7.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The Board of Directors or the Shareholders of the Company shall have approved the transactions contemplated by this Agreement and the Company shall have delivered to MAXI, if requested by MAXI, resolutions by its Board of Directors, certified by the Secretary of the Company authorizing the transactions contemplated by this Agreement.

     7.3 Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with the Company which may be required in connection with the performance by the Company of its obligations under such contracts or other agreements after the Closing shall have been obtained.

     7.4 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the reasonable opinion of MAXI, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

     7.5 Certificate of Good Standing. MAXI shall have received a certificate of good standing dated at or about the Closing Date to the effect that the Company is in good standing under the laws of its jurisdictions of incorporation.

     7.6 Stock Certificates. At the Closing, the Shareholders shall have delivered the certificates representing the Shares, duly endorsed (or with executed stock powers) so as to make MAXI the sole owner thereof.

     7.7 Fee. At the Closing, the Company shall pay to MAXI a fee in the aggregate amount of Fifty Thousand Dollars ($50,000) in connection with the share cancellation.

     7.8 Other Documents. The Company and the Shareholders shall have delivered such other documents, instruments and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

8. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY AND THE SHAREHOLDERS TO CLOSE

     The obligation of the Company and the Shareholders to enter into and complete the Closing is subject, at the option of the Company and the Shareholders, to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived in writing by the Company.

     8.1 Representations and Covenants. The representations and warranties of MAXI contained in this Agreement shall be true in all material respects on the Closing Date with the same force and effect as though made on and as of the Closing Date. MAXI shall have performed and complied with all covenants and agreements required by the Agreement to be performed or complied with by MAXI on or prior to the Closing Date. MAXI shall have delivered to the Company and the Shareholders, if requested, a certificate, dated the Closing Date and signed by an executive officer of MAXI, to the foregoing effect.

     8.2 Governmental Permits and Approvals; Corporate Resolutions. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the Closing shall have been obtained. The MAXI Board of Directors shall have approved the transactions contemplated by this Agreement and MAXI shall have delivered to the Company, if requested by the Company, resolutions by its Board of Directors, certified by the Secretary of MAXI authorizing the transactions contemplated by this Agreement.

     8.3 Third Party Consents. All consents, permits and approvals from parties to any contracts, loan agreements or other agreements with MAXI which may be required in connection with the performance by MAXI of their obligations under such contracts or other agreements after the Closing shall have been obtained.

     8.4 Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may in the reasonable opinion of the Company, have a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of MAXI.

     8.5 Certificate of Good Standing. The Company and the Shareholders shall have received a certificate of good standing dated at or about the Closing Date to the effect that MAXI is in good standing under the laws of its jurisdictions of incorporation.

     8.6 Stock Certificates. At the Closing, the Shareholders shall receive certificates representing the MAXI Shares. 8.7 Cancellation of Shares. Certain of the stockholders of MAXI shall have agreed to the cancellation of all but 1,520,009 shares of MAXI Common Stock prior to the Closing.

     8.8 Board of Directors. The members of the MAXI Board of Directors shall have submitted their resignation effective on the expiration of the minimum time period constituting effective notice (the "Notice Period") following the mailing of the Form 14F-1 to the shareholders of MAXI; and the MAXI Board of Directors shall have appointed (i) two (2) new members as of the Closing Date and (ii) one
(1) new member as of the expiration of the Notice Period, in both cases as appointed by the Company.

     8.9 Officers. The officers of MAXI shall have submitted their resignation effective as of the Closing Date; and the MAXI Board of Directors shall have appointed new officers as appointed by the Company.

     8.10 Other Documents. MAXI shall have delivered such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement or which may be reasonably requested in furtherance of the provisions of this Agreement.

9.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF MAXI

     Notwithstanding any right of the Company and the Shareholders fully to investigate the affairs of MAXI, the former shall have the right to rely fully upon the representations, warranties, covenants and agreements of MAXI contained in this Agreement or in any document delivered by MAXI or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twenty four (24) months following the Closing.

10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJOR SHAREHOLDERS

     Notwithstanding any right of MAXI fully to investigate the affairs of the Company, MAXI has the right to rely fully upon the representations, warranties, covenants and agreements of the Company and the Major Shareholders contained in this Agreement or in any document delivered to MAXI by the latter or any of their representatives in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for twenty four (24) months following the Closing.

11.  INDEMNIFICATION

     11.1 Obligation of MAXI to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9 hereof, Evans hereby agrees to indemnify, defend and hold harmless the Company and the Shareholders from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of MAXI contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

     11.2 Obligation of the Company and the Major Shareholders to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 10 hereof, the Company and the Shareholders agree to indemnify, defend and hold harmless Evans from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

12.  THE CLOSING

     At the Closing, the parties hereto shall provide each other with such documents as may be necessary or appropriate in order to consummate the transactions contemplated hereby including evidence of due authorization of the Agreement and the transactions contemplated hereby.

13.  MISCELLANEOUS

     13.1 Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

     13.2 Amendment. This Agreement may be amended or modified only by an instrument of equal formality signed by MAXI and the Company and a majority in interest of the Shareholders of the Company or the duly authorized representatives of the respective parties.

     13.3 Assignment. This Agreement is not assignable except by operation of law.

     13.4 Notices. Until otherwise specified in writing, the mailing addresses of the parties of this Agreement shall be as follows:

          If to MAXI, to:

               MAXI Group, Inc.
               836 South Slate Canyon Drive
               Provo, Utah  84606
               Attn: Mathew W. Evans, Chief Executive Officer

          If to the Company
          or the Shareholders, to:

               Enigma Software Group, Inc.
               17 State Street
               New York, New York  10004
               Attn: Colorado Stark, Executive Chairman

          With a copy to (which shall not constitute notice):

               Thelen Reid & Priest LLP
               875 Third Avenue
               New York, New York 10022
               Attn: Robert S. Matlin

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

13.5 Governing Law; Venue. This Agreement, and all matters arising from or related to it, shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws and thereby precluding any choice of law rules which may direct the applicable laws of any other jurisdiction. All judicial proceedings brought against any of the parties hereto with respect to this Agreement or any of the transactions contemplated hereby, may be brought in any state or federal court of competent jurisdiction located in the City of New York. Each of the parties hereto, by the execution and delivery of this Agreement, hereby waive the jurisdiction of any other courts that may correspond to it by reason of its present or future domicile or otherwise and accepts for itself and in connection with its properties, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement subject, however, to rights of appeal.

     13.6 Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form, substance and timing thereof by the other party.

     13.7 Entire Agreement. This Agreement (including the Exhibits hereto) contains the entire agreement among the parties with respect to the Exchange and related transactions, and supersedes all prior agreements, written or oral, with respect thereto.

     13.8 Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     13.9 Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

     13.10 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

                            [SIGNATURE PAGES FOLLOW]

                               MAXI SIGNATURE PAGE

     IN WITNESS WHEREOF, MAXI has executed this Share Exchange Agreement as of February 16, 2005.

                                   MAXI GROUP, INC.


                                   By:    /s/ Mathew Evans
                                          --------------------------
                                   Name:  Mathew Evans
                                   Its:   Chief Executive Officer

                             COMPANY SIGNATURE PAGE

     IN WITNESS WHEREOF, the Company has executed this Share Exchange Agreement as of December 29, 2004.

                                   ENIGMA SOFTWARE GROUP, INC.



                                   By:    /s/ Colorado Stark
                                          --------------------------
                                   Name:  Colorado Stark
                                   Its:   Executive Chairman


                                   /s/ Colorado Stark
                                   ---------------------------------
                                   Colorado Stark


                                   /s/ Alvin Estevez
                                   ---------------------------------
                                   Alvin Estevez

                           SHAREHOLDER SIGNATURE PAGE

     IN WITNESS WHEREOF, the undersigned Shareholder of the Company has executed this Share Exchange Agreement as of _______________.


                                   FOR INDIVIDUALS:


                                   *
                                     -------------------------------------------
                                     Name:


                                   FOR ENTITIES:


                                   By: *
                                       -----------------------------------------
                                       Name:
                                       Title:


* By: /s/ Colorado Stark
-----------------------------------
      Colorado Stark
      Attorney In Fact

                                    EXHIBIT A



ENIGMA SOFTWARE GROUP, INC.
---------------------------
SHAREHOLDER LIST
----------------


SHAREHOLDER                        SHARES
-----------                        ------
Colorado Stark                     6,056,872
Alvin Estevez                      5,995,129
Michael Zelvin                       403,858
Guy Bitetto                          121,160
Guy Bitetto                          277,449
Marc Davison                          64,620
Maritza Zelvin                       201,931
Norm Zelvin                          201,931
Phil Berger                          201,931
Daniel Radovanovic                    56,540
Nava Elghanyan                        84,810
Stephen Degroat                       80,773
Shlomo Sharbat                        51,090
Shlomo Sharbat                        40,387
Shlomo Sharbat                        66,635
Rebecca Goffman                       56,540
Margalit Lubarsky                     42,405
Gary Stark                            40,387
Roderick Beck                         20,193
C. Adam Ross                          20,193
Nadia Stark                           12,119
Esther Stark                           8,080
Jordan Stark                           6,058
Eric Strominger                        4,040
Marjorie Stark                         4,040
Jane Schneider                        10,098
Paul Sirotkin                         29,684

                                    EXHIBIT B


                               DISCLOSURE SCHEDULE


     This Disclosure Schedule is furnished by the parties to the attached Share Exchange Agreement, pursuant to and as part of the attached Agreement. Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Agreement. This Disclosure Schedule relates to certain matters concerning the disclosures required and transactions contemplated by the Agreement. This Disclosure Schedule is qualified in its entirety by reference to the specific provisions of the Agreement, and is not intended to constitute, and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to the disclosing party. Matters disclosed for the purpose of one section hereof shall constitute disclosure of such matters for the purposes of all other sections hereof.

Exceptions to The Representations and Warranties Set Forth in Section 2
-----------------------------------------------------------------------

     None.


Exceptions to The Representations and Warranties set Forth in Section 3
-----------------------------------------------------------------------

     None.